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                    [LAZAR LEVINE & FELIX LLP LETTERHEAD]


                               August 31, 2000


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam,

     We have read Item 4 of Form 8-K of Sonus Communications Holdings, Inc., and agree with the statements contained therein.

Very truly yours,

/s/ LAZAR LEVINE & FELIX LLP
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LAZAR LEVINE & FELIX LLP